Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
iShares Trust:

In planning and performing our audits of the financial statements of the iShares Nasdaq Biotechnology Index Fund, iShares Russell 1000 Growth Index Fund, iShares Russell 1000 Index Fund, iShares Russell 1000 Value Index Fund, iShares Russell 2000 Growth Index Fund, iShares Russell 2000 Index Fund, iShares Russell 2000 Value Index Fund, iShares Russell 3000 Growth Index Fund, iShares Russell 3000 Index Fund, iShares Russell 3000 Value Index Fund, iShares Russell MicrocapTM Index Fund, iShares Russell Midcap Growth Index Fund, iShares Russell Midcap Index Fund, iShares Russell Midcap Value Index Fund, iShares S&P 100 Index Fund, iShares S&P 1500 Index Fund, iShares S&P 500 Index Fund, iShares S&P 500 Growth Index Fund, iShares S&P 500 Value Index Fund, iShares S&P Europe 350 Index Fund, iShares S&P Global 100 Index Fund, iShares S&P Global Energy Sector Index Fund, iShares S&P Global Financials Sector Index Fund, iShares S&P Global Healthcare Sector Index Fund, iShares S&P Global Technology Sector Index Fund, iShares S&P Global Telecommunications Sector Index Fund, iShares S&P Latin America 40 Index Fund, iShares S&P MidCap 400 Index Fund, iShares S&P MidCap 400 Growth Index Fund, iShares S&P MidCap 400 Value Index Fund, iShares S&P SmallCap 600 Index Fund, iShares S&P SmallCap 600 Growth Index Fund, iShares S&P SmallCap 600 Value Index Fund, and iShares S&P/Topix 150 Index Fund, each a fund of iShares Trust (hereafter referred to as the “Funds”), for the year ended March 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds’ internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A Fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds’ annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds’ internal control over financial reporting would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Company’s internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2006.

This report is intended solely for the information and use of management, the Board of Trustees of iShares Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

May 18, 2006